Exhibit (5)

CERTIFICATION UNDER RULE 466

The depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a registration statement on Form F-6 for APT Satellite Holdings Limited, File No. 333-6038, which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement, except for the number of foreign securities a Depositary Share represents.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,

   As Depositary

By /s/ Ulla M. Erlandsen

Name: Ulla M. Erlandsen

Title:  Vice President